EXHIBIT 10.22


              TERMINATION, CONSULTING AND RELEASE AGREEMENT
                          (C. WILLIAM OSBORNE)


            TERMINATION, CONSULTING AND RELEASE AGREEMENT dated as of January 17, 1997 (the "Agreement") among National Auto/Truckstops Holdings Corporation, a Delaware corporation ("Holdings"), National Auto/Truckstops, Inc., a Delaware corporation (the "Company"), and C. William Osborne (the "Executive").

            WHEREAS, the Executive was previously employed by the Company on an at will basis;

            WHEREAS, the Executive desires to resign his employment with the Company and any and all of his positions with Holdings and its direct and indirect subsidiaries and affiliates effective as of the date hereof, subject to the terms and conditions set forth below;

            WHEREAS, Holdings and the Company are prepared to make certain payments described herein to the Executive in consideration for the undertakings of the Executive described herein;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

            1.  RESIGNATION; CERTAIN ADDITIONAL PAYMENTS; FULL SATISFACTION.

                  (a) The Executive hereby resigns, effective as of the date hereof, from the Executive's positions as President and Chief Executive Officer of the Company and Holdings and from all other positions and directorships which the Executive holds with the Company and Holdings and their respective direct and indirect subsidiaries and affiliates.




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                  (b) The Executive shall be entitled to receive from the
Company continued payment of his base salary as is currently in effect through January 31, 1997.

                  (c) The Executive shall be entitled to receive from the Company a bonus in respect of services performed during the fiscal year ending December 31, 1996 in an amount equal to ten percent (10%) of his annual base salary as is currently in effect. Such bonus shall be paid by the Company to the Executive on or before February 28, 1997.

                  (d) The Company shall reimburse the Executive for up to six months of reasonable and customary out placement services beginning not later than August 1, 1997; PROVIDED that the Company's reimbursement obligations shall cease upon the termination of the Executive's services hereunder for "Cause" (as hereinafter defined).

                  (e) The Executive acknowledges and agrees that, except as expressly set forth in this Section 1 and Sections 2, 3 and 4 of this Agreement, the Executive shall not be entitled to any other compensation or benefits from Holdings or the Company (or their respective direct or indirect subsidiaries and affiliates) including, without limitation, any other severance or termination benefits; PROVIDED that it is agreed that nothing in this Agreement shall constitute a waiver of the Executive's rights to vested benefits, if any, under any Company retirement or group health plan in respect of his services to the Company prior to the date hereof. The Executive hereby acknowledges that, as of the date hereof, the Executive has been paid all monies due to the Executive from Holdings and the Company (and their respective direct or indirect subsidiaries and affiliates) on account of wages, wage




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supplements, commissions, bonuses, vacation, benefits and all other entitlements in respect of the Executive's services prior to the date hereof.

            2.  CONSULTING ARRANGEMENT.

                  (a) The Company hereby retains the Executive, and the Executive hereby agrees to serve, as a consultant to Holdings and the Company during the one year period commencing on February 1, 1997 and ending on January 31, 1998 (the "Consulting Term").

                  (b) During the Consulting Term, the Executive shall render such advice and services relating the business and strategic business plan of Holdings and the Company as may be reasonably required by Holdings and the Company, it being understood that such services shall be incidental to, and shall not materially interfere with, the other business activities of the Executive. In addition, the Executive agrees to cooperate with Holdings and the Company during the Consulting Term and thereafter by making himself reasonably available to testify on behalf of Holdings or the Company (or their respective direct or indirect subsidiaries and affiliates) in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, relating to events that occurred during the Executive's employment with the Company or Holdings (or during the Consulting Term), and to assist Holdings, the Company and their respective direct or indirect subsidiaries and affiliates in any such action, suit or proceeding by providing information and meeting and consulting with the Boards of Directors of Holdings and the Company or their representatives or counsel or representatives or counsel to Holdings or the Company or any of their respective direct or indirect subsidiaries and affiliates, as reasonably requested by the Board of Directors of Holdings or the Company or such representatives or counsel.




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The Company shall reimburse the Executive for reasonable and documented out-of-pocket expenses incurred in connection with the performance of consulting services hereunder.

                  (c) As an advance with respect to compensation for the performance of consulting services during the Consulting Term, the Executive shall receive a lump sum payment of $176,300.00 from the Company (the "Advance"), payable on or about February 1, 1997 (such date, the "Initial Payment Date"). The Executive shall be entitled to the payment of the Advance regardless of the extent to which his services are requested hereunder.

                  (d) From and after the date hereof the Executive shall cease to be an employee of Holdings and the Company and their respective affiliates and shall not be entitled to participate in any employee benefit plan or other benefits or conditions of employment available to the employees of Holdings, the Company or their affiliates; PROVIDED that (i) (A) until the earliest to occur of (x) January 31, 1998, (y) the full time employment (including self employment) of the Executive by a new employer or (z) the Executive's termination for Cause hereunder (the "Continuation Period"), to the extent permitted by the Company's group health and medical plans, the Executive shall be entitled to receive continued coverage under the Company's group health and medical plans as if the Executive were an active employee of the Company, and
(B) from and after the expiration of the Continuation Period, the Executive shall be entitled to COBRA continuation coverage under the Company's group health and medical plans to the extent provided by law and (ii) if the arrangements described in clause (i) above are not permitted by the Company's group health and medical plans, (A) from and after February 1, 1997, the Executive




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shall be entitled to COBRA continuation coverage to the extent permitted by law, and (B) until the expiration of the Continuation Period, the Company shall be responsible for the excess of (I) the premium cost to the Executive of such COBRA continuation coverage over (II) the premium cost from to time to active employees of the Company with respect to similar coverage under the Company's group health and medical plans.

                  (e) The Executive shall have no authority to act as an agent of Holdings, the Company or their respective direct or indirect subsidiaries and affiliates, except on authority specifically so delegated, and he shall not represent himself to the contrary to any person or entity and the Executive shall not direct the work of any employee of Holdings, the Company or their respective direct or indirect subsidiaries and affiliates or make any management decisions or undertake to commit Holdings, the Company or their respective direct or indirect subsidiaries and affiliates to any action in relation to third parties.

            3.  DEFERRED SEVERANCE PAYMENTS.

                  (a) On January 31, 1998 (the "Final Payment Date"), the Executive shall be entitled to a deferred severance payment in the form of a lump sum payment equal to $88,150.00; if, and only if, the Executive's services as a consultant were not previously terminated for Cause.

                  (b) If the Executive's services as a consultant shall have been terminated for Cause on or prior to the Final Payment Date, the Executive shall not be entitled to receive any deferred severance payment.

                  (c) For purposes of this Agreement, "Cause" shall mean (i) the Executive's continued failure substantially to perform his duties hereunder (other than as a result of total or partial incapacity due to physical illness or death), (ii) the




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Executive's dishonesty in the performance of his duties hereunder, (iii) the
Executive's breach of any of the provisions of this Agreement, (iv) an act or acts on the Executive's part constituting a felony under the laws of the Unites States or any state thereof or the Executive's commission of any crime involving moral turpitude or (v) an act or acts on the Executive's part which is materially injurious to the business or reputation of Holdings or the Company or their respective direct or indirect subsidiaries and affiliates. Any voluntary resignation by the Executive as a consultant to Holdings or the Company shall be treated as a termination for Cause for purposes of this Agreement.

            4.  EQUITY ARRANGEMENTS.

                  (a) As of the date hereof, all Series II and Series III options currently held by the Executive under Holdings' 1993 Stock Incentive Plan (the "Option Plan") shall be forfeited and canceled without consideration. All Series I options currently by the Executive under the Option Plan shall be canceled as of the date hereof in consideration for the Executive's right to receive (i) an option payment from Holdings (the "Initial Option Payment") on the Initial Payment Date (or, if Holdings is unable to make the Initial Option Payment on the Initial Payment Date as a result of legal or contractual restrictions, such payment shall be made within five business days of the date Holdings first becomes able to make the Initial Option Payment) and (ii) a deferred option payment from Holdings (the "Deferred Option Payment") on the Final Payment Date (or, if Holdings is unable to make the Deferred Option Payment on the Final Payment Date as a result of legal or contractual restrictions, such payment shall be made within five business days of the date Holdings first becomes able to make the Deferred Option Payment).




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            The amount of the Initial Option Payment shall equal (a) the product of $13.00 and the number of shares of Class B common stock, par value $.01 per share ("Class B Shares"), underlying the vested Series I options currently held by the Executive minus (b) the aggregate exercise price of the vested Series I options currently held by the Executive.

                  The amount of the Deferred Option Payment shall be calculated as follows:

                        (i) If the Executive's services to Holdings and the Company is not terminated for Cause on or prior to the Final Payment Date, the Deferred Option Payment shall equal the product of $2.69 and the number of Class B Shares underlying the vested Series I options previously held by the Executive (which amount shall be deemed to include interest at the Applicable Federal Rate from the Initial Payment Date until the date of payment of the Deferred Option Payment).

                        (ii) If the Executive's services as a consultant to Holdings and the Company is terminated for Cause on or prior to the Final Payment Date, the Executive shall not be entitled to receive the Deferred Option Payment.

                  (b) Holdings hereby agrees to purchase, and the Executive hereby agrees to sell, (i) in consideration for the payment by Holdings of the purchase price (the "Initial Purchase Price") on the Initial Payment Date (or, if Holdings is unable to pay the Initial Purchase Price on the Initial Payment Date as a result of legal or contractual restrictions, such payment shall be made within five business days of the date Holdings first becomes able to pay the Initial Purchase Price) and (ii) in consideration for the payment by Holdings of the deferred purchase price (the "Deferred Purchase Price") on the Final Payment Date (or, if Holdings is unable to




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pay the Deferred Purchase Price on the Final Payment Date as a result of legal or contractual restrictions, such payment shall be made within five business days of the date Holdings first becomes able to pay the Deferred Purchase Price), all Class B Shares currently held by the Executive (including any Class B Shares held for the benefit of the Executive in an individual retirement account ("IRA") and any Class B Shares previously transferred by the Executive to a "Permitted Transferee" in accordance with Section 2(c) of the National Auto/Truckstops Holdings Corporation Stockholders' Agreement dated as of April 14, 1993 (the "Stockholders' Agreement")).

                  (c) The closing of the purchase of Class B Shares on the Initial Payment Date under Section 4(b) shall be held at the principal offices of the Company at 11:00 a.m. local time on the Initial Payment Date, or at such other time and place as the Company and the Executive agree upon. At such closing, the Executive shall deliver or cause the delivery of certificates representing the Class B Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such Class B Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of the Executive, and the Executive shall so represent and warrant, and further represent and warrant that he is the beneficial owner of such Class B Shares. Holdings shall deliver at the closing payment in full, by certified or bank check for such Class B Shares.

                  (d) The amount of the Initial Purchase Price shall equal the product of $10.00 and the number of Class B Shares currently held of record by the Executive.




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            The amount of the Deferred Purchase Price shall be calculated as follows:

                        (i) If the Executive's services as a consultant to Holdings and the Company is not terminated for Cause on or prior to the Final Payment Date, the Deferred Purchase Price shall equal the product of $5.69 and the number of Class B Shares currently held by the Executive (which amount shall be deemed to include interest at the Applicable Federal Rate from the Initial Payment Date until the date of payment of the Deferred Purchase Price).

                        (ii) If the Executive's services as a consultant to Holdings and the Company is terminated for Cause on or prior to the Final Payment Date, then, as liquidated damages, the Executive shall not be entitled to receive the Deferred Purchase Price.

                  (e) Except as expressly provided in this Section 4, the Executive shall have no further rights with respect to any options or Class B Shares currently held by him including, without limitation, any rights under the Option Plan or the Management Subscription Agreement dated as of April 14, 1993.

            5. SATISFACTION OF NOTE. On the Initial Payment Date and as a condition to receipt by the Executive of the payments contemplated by Sections 2, 3 and 4 hereof, the Executive shall repay to Holdings all outstanding principal and interest due under the Note of the Executive payable to the order of Holdings dated as of April 14, 1993, in the principal amount of $125,000.00 (the "Note"). Any amounts received by the Executive on the Initial Payment Date in respect of the Initial Option Payment or the Initial Purchase Price may be used by the Executive to offset any amount due in respect of outstanding principal and interest under the Note.




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            6.  RELEASE BY EXECUTIVE.

                  (a) As a material inducement for Holdings and the Company to enter into this Agreement and to pay the Executive the amounts contemplated hereunder, the Executive, on behalf of himself, his agents, assignees, attorneys, heirs and executors agrees to and does hereby fully and completely forever release Holdings and the Company and their respective subsidiaries, affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as "Employer Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever which the Executive or his heirs, executors, administrators, successors and assigns ever had, now have or may have against the Employer Releasees or any of them, in law, admiralty or equity whether known or unknown to the Executive, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of the world to the date of this Agreement, including, without limitation, in connection with or in relationship to the Executive's employment with Holdings or the Company or their respective affiliates, the termination any such employment, and all matters referred to any applicable employment, compensatory or equity arrangement with Holdings, the Company or their respective affiliates; PROVIDED that such released claims shall not include any claims for indemnification that the Executive may have under the




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certificate of incorporation or by-laws of Holdings or the Company relating to acts by the Executive in his capacity as an officer or director of Holdings or the Company, as appropriate (such released claims are collectively referred to herein as the "Released Executive Claims").

                  (b) The Released Executive Claims include, without limitation,
(i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (ii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relieve.

            7.  RELEASE BY HOLDINGS AND THE COMPANY.

                  (a) As a material inducement for the Executive to enter into this Agreement, each of Holdings and the Company agree to and do hereby fully and completely forever release the Executive, from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever which Holdings or the Company ever had, now have or may have against the Executive, in law, admiralty or equity whether known or




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unknown to Holdings or the Company, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of the world to the date of this Agreement, including, without limitation, in connection with or in relationship to Executive's employment with Holdings or the Company or their respective affiliates, the termination any such employment, and all matters referred to any applicable employment, compensatory or equity arrangement with Holdings, the Company or their respective affiliates; PROVIDED that such released claims shall not include any claims arising out of or in connection with any fraudulent or deceptive act on the part of the Executive or the Executive's failure to disclose to the Company any information that could be materially injurious to Holdings or the Company (such released claims are collectively referred to herein as the "Released Employer Claims").

            8.  CERTAIN ADDITIONAL AGREEMENTS.

                  (a) Each of the Executive on the one hand, and Holdings and the Company, on the other hand, represents, covenants and agrees to the other that neither they, nor their agents, assignees, attorneys, heirs or executors (as applicable) have commenced, continued or joined in, and will not hereafter commence, continue, or join in, any lawsuit, arbitration or other action asserting any Released Executive Claim or Released Employer Claim, respectively, against the other (including the Executive and the Employer Releasees) or in any other manner attempt to assert any Released Executive Claim or Released Employer Claims, respectively, against the other (including the Executive and the Employer Releasees).

                  (b) Each of the parties hereto understands and agrees that the Company's payment of amounts hereunder and Executive's signing of this Agreement




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do not in any way indicate that Executive or the Company or Holdings has any viable claims against the other or that any party hereto admits any liability to the other whatsoever.

            9.  EXECUTIVE COVENANTS.

                  (a) CONFIDENTIALITY. The Executive agrees that he shall not at any time (whether during or after the Consulting Term) disclose or use for his own benefit or purposes or the benefit or purposes of any other person or entity (other than Holdings, the Company and their respective direct or indirect subsidiaries and affiliates) any trade secrets, information, data or other confidential information relating to current or former customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or other business and affairs of Holdings, the Company or their respective direct or indirect subsidiaries and affiliates generally; PROVIDED that the foregoing shall not apply to information which is generally known to the public other than as a result of the Executive's breach of this covenant. The Executive agrees that he will promptly return to Holdings all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Holdings, the Company or their respective direct or indirect subsidiaries and affiliates. The Executive further agrees that he will not retain or use for his own account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of Holdings, the Company or their respective direct or indirect subsidiaries and affiliates.




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                  (b) NON-SOLICITATION. The Executive agrees that he will not at any time (whether during or after the Consulting Term) directly or indirectly solicit, or induce, any employee or client of Holdings or the Company or their respective direct or indirect subsidiaries or affiliates to terminate his or her employment or client relationship with Holdings, the Company or their respective direct or indirect subsidiaries or affiliates. In addition, the Executive agrees that he will not directly or indirectly employ or offer employment to any person who was employed by Holdings, the Company or their respective direct or indirect subsidiaries or affiliates unless such person shall have ceased to be employed by Holdings, the Company or their respective direct or indirect subsidiaries or affiliates for a period of at least 12 months; PROVIDED that the restriction set forth in this sentence shall not apply with respect to any such person who shall have ceased to be employed by Holdings, the Company or their respect direct or indirect subsidiaries or affiliates as a result of a termination by their employer without cause.

                  (c) NON-DISPARAGEMENT. The Executive agrees that he shall not at any time (whether during or after the Consulting Term) make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing or orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company, Holdings or their respective direct or indirect subsidiaries or affiliates or any of their respective current or former customers, successors, officers, directors, employees, business or reputation.

                  (d) REMEDIES. The Executive acknowledges and agrees that the remedies available to Holdings and the Company at law for a breach or threatened breach of any of the provisions of this Section 9 would be inadequate and, in




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recognition of this fact, the Executive agrees that, in the event of a breach or threatened breach, in addition to any remedies at law, Holdings and the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

            10. TAXES. All payments made hereunder other than the Advance, the Initial Purchase Price and the Deferred Purchase Price will be subject to required withholding of federal, state and local income and employment taxes. It is intended that the Advance payable hereunder will constitute revenues to the Executive and that the Initial Purchase Price and the Deferred Purchase Price paid in respect of the Class B Shares shall not constitute compensation to the Executive. To the extent consistent with applicable law, Holdings and the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws and in such case, the Executive shall be solely responsible for and shall indemnify Holdings and the Company (and their respective officers and directors) for the withholding and/or payment of any federal, state or local income or payroll taxes with respect to the Advance, the Initial Purchase Price and the Deferred Purchase Price.

            11. CLASS B SHARES HELD IN AN IRA. Notwithstanding anything to the contrary set forth herein, to the extent any Class B Shares (the "IRA Shares") are held for the benefit of the Executive in an IRA:

                  (a) the parties intend that the IRA Shares shall be subject to the provisions of Section 4 of this Agreement and the custodian or administrator of




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the Executive's IRA (the "IRA Administrator") shall be a signatory to this
Agreement;

                  (b) the obligations of the Executive, Holdings and the Company hereunder shall become effective as of the date hereof, regardless of whether the IRA Administrator executes this Agreement;

                  (c) if the IRA Administrator does not execute this Agreement by January 31, 1997, Holdings shall exercise the Call Option (the "Call Option") pursuant to Section 7(a) of that certain Management Subscription Agreement dated as of April 14, 1993 between Holdings and the Executive's IRA Account (the "Management Subscription Agreement") with respect to the IRA Shares;

                  (d) to the extent Holdings exercises the Call Option, the purchase price to be paid by Holdings and the number of Class B Shares to be delivered by the Executive pursuant to Section 4 hereof shall be appropriately reduced to give effect to the exclusion of the IRA Shares from the transactions contemplated by Section 4 hereof as a result of the exercise by Holdings of the Call Options; and

                  (e) to the extent Holdings exercises the Call Option and (x) the sum of the Initial Purchase Price and the Deferred Purchase Price is greater than (y) the Call Purchase Price (as defined in the Management Subscription Agreement), Holdings shall use commercially reasonable efforts to deliver the Executive on the Final Payment Date (or the IRA, to the extent consistent with applicable law) economic value substantially equivalent to the excess of (x) over (y) above.




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            12.  ACKNOWLEDGMENT; EFFECTIVENESS.

                  (a) The Executive acknowledges that he has read this Agreement carefully, has been advised to consult an attorney and any other advisors of his choice, and fully understands that by signing below the Executive is giving up any right which he may have to sue or bring any Released Executive Claims against the Employer Releasees. The Executive acknowledges that he has not been forced or pressured in any manner whatsoever to sign this Agreement and the Executive agrees to all its terms voluntarily. To the extent that Executive has executed this Agreement within less than twenty-one (21) days after its delivery to the Executive, the Executive acknowledges that his decision to execute this Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary.

                  (b) The Executive has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of the Agreement except for those set forth in this Agreement.

                  (c) The parties hereto agree, and the Executive understands, that the Executive has seven (7) days from the date he has signed this Agreement below to revoke this Agreement and the release contained herein, that this Agreement will not become effective until the eighth (8th) day following the date that he has signed this Agreement, and that the Holdings and the Company will have no obligation to make the payments set forth in this Agreement unless and until this Agreement becomes effective.

                  (d) The parties hereto agree that the obligations of Holdings and the Company hereunder shall be subject to the approval of this Agreement by the




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Boards of Directors of Holdings and the Company and by the Compensation
Committee of the Board of Directors of Holdings.

            13. ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by all such parties.

            14. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the choice-of-law provisions thereof. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of such portion shall not affect the force, effect and validity of the remaining portion hereof.

            15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.




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            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.


                              NATIONAL/AUTO TRUCKSTOPS
                              HOLDINGS CORPORATION

                              By: /s/ James W. George
                                 --------------------------------
                                 Name: James W. George
                                 Title: Sr. Vice President


                              NATIONAL/AUTO TRUCKSTOPS, INC.

                              By: /s/ James W. George
                                 --------------------------------
                                 Name: James W. George
                                 Title: Sr. Vice President

                                   /s/ C. William Osborne
                              -----------------------------------
                              C. William Osborne





Accepted and Agreed to as of the date first above written:



--------------------------------
[Custodian for Executive's IRA]